Exhibit (5)

CERTIFICATION UNDER RULE 466

The depositary, The Bank of New York, represents and certifies the following:

(1)

That it previously has filed a registration statement on Form F-6 for BIONOMICS LIMITED, File No. 333-100247, which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2)

That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended

THE BANK OF NEW YORK,

   As Depositary

By: \s\ Vincent J. Cahill, Jr

   Name: Vincent J. Cahill, Jr.

   Title:  Vice President